UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2010
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Government Center Drive
Wilmington, North Carolina 28403
(Address of principal executive offices)
(Zip Code)
(910) 332-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of New Director
     On June 15, 2010, pursuant to a unanimous written consent of the Board of Directors (the “Board”) of TranS1, Inc., a Delaware corporation (the “Company”), and in accordance with the Bylaws of the Company, the Board appointed David J. Simpson to serve on the Board and as Chairperson of the Audit Committee of the Board, effective as of the same day. There are no arrangements or understandings between Mr. Simpson and any other persons pursuant to which he was elected to serve on the Board.
     Mr. Simpson, 63, has been serving as a director of Kinetic Concepts, Inc., a public medical technology company, since June 2003. From 2002 to 2010, Mr. Simpson served as a director of RTI Biologics, a public company that produces orthopedic and other surgical implants that repair and promote the natural healing of human bone and other human tissues, and improve surgical outcomes. From 2002 to his retirement in 2007, Mr. Simpson served as Executive Vice President of Stryker Corporation, a worldwide medical products and services company. From 1987 to 2002, he served as Vice President, Chief Financial Officer and Secretary of Stryker Corporation. Mr. Simpson has a degree in accounting and finance from Western Michigan University and is a graduate of the Advanced Management Program at Harvard Business School
     Mr. Simpson has substantial experience and attributes that qualify him to serve on the Board and as Chairman of the Audit Committee. He has over 20 years of experience with public medical device companies and extensive leadership and oversight experience in the healthcare industry. He has recently served as the Chairman of the Audit Committee for RTI Biologics, Inc. and continues to serve as a member of the Audit and Compliance Committees of Kinetic Concepts, Inc. In addition, Mr. Simpson has extensive finance and accounting experience, having served as a chief financial officer for nearly 20 years and as an accountant at a major accounting firm for over 9 years.
     In connection with his appointment to the Board, Mr. Simpson shall receive compensation in accordance with the terms of the Company’s compensation policy for directors, which was disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2010. In accordance with this policy, on the date of his appointment, Mr. Simpson received an option to purchase 30,000 shares of the Company’s common stock, which vests in four equal annual installments, and at each annual meeting following the date of his appointment Mr. Simpson will automatically receive an option to purchase 10,000 shares of the Company’s common stock, which will be immediately vested and fully exercisable.
     Mr. Simpson and the Company also entered into the Company’s standard form of directors’ indemnification agreement, as set forth in Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-144802), providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.
Item 7.01 Regulation FD Disclosure.
     A copy of the press release announcing Mr. Simpson’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by TranS1 Inc., dated June 15, 2010.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.
June 16, 2010	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by TranS1 Inc., dated June 15, 2010.